Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements Nos. 333-284302 and 333-288491 on Form F-3 and Nos. 333-204205, 333-214884, 333-222482, 333-227717, 333-258514, 333-267760, 333-273777, 333-284301 and 333-290218 on Form S-8 of our reports dated March 19, 2026, with respect to the consolidated financial statements of Cellectis S.A. and the effectiveness of internal control over financial reporting.

Paris La Défense, March 19th 2026
KPMG S.A.

Vaea Prior	Cédric Adens
Partner	Partner